UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

Sparta Commercial Services, Inc.
(Exact name of Registrant as specified in its charter)

Nevada		30-0298178
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

462 Seventh Avenue, 20th Floor
New York, NY 10018
(Address of principal executive offices)

Registrant’s telephone number: (212) 239-2666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the Registrant under and of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-12(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Sales of Unregistered Securities

On November 6, 2009 Registrant, pursuant to the terms of a previously reported Preferred Stock Purchase Agreement with Optimus Capital Partners, LLC (“Optimus”), sold 67 shares of its Series B Preferred Stock and 18,066,176 common stock purchase warrants to Optimus for proceeds of $670,000.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired - None

(b)	Pro Forma Financial Information - None

(c)	Shell Company Transactions - None

(d)	Exhibits: - Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2009

SPARTA COMMERCIAL SERVICES, INC.

By:	/s/ A.L. Havens
Name: Anthony L. Havens
Title: Chief Executive Officer